Exhibit 5

QUALCOMM TO ACQUIRE NXP: THE NEXT EXCITING PHASE IN THE LIFE OF OUR COMPANY

27 October 2016

Team,

As I am sure you are aware by now, we have announced that NXP has agreed to be acquired by Qualcomm in a transaction with an enterprise value of $47 billion. As stated by Rick in his note to employees, this exciting combination brings together two highly successful and complementary industry leaders creating the industry leader providing secure connections for the smarter world, with projected revenues of more than $30 billion.

Please be sure to read both the press release and Rick’s internal note to fully understand the information already provided. However, allow me to also offer a few comments specific to GSM.

I know this transaction comes at a time when we are very close to completing our integration with the Freescale systems, people and processes started last year. That may lead to concerns for some, but let me assure you, this is actually a great time to take this next step. Although it will require additional work, the process that we have gone through is fresh and relevant, so the need to reinvent procedures will be minimal. Additionally, the thorough detail we defined means that there are people with extensive knowledge of our programs, which will make this next integration much easier and hopefully seamless.

Further, this union of two great companies will allow us to have greater reach and influence in our markets, bring stronger and more extensive solutions to bear with increasingly innovative technologies and, most importantly, allow us to help make our customer even more successful. In short, this combination of NXP with Qualcomm is expected to provide NXP employees with new and exciting opportunities.

Over the next several months, an integration team comprised of Qualcomm and NXP executives will carefully analyze the operations of our two companies to ensure that we are best structured to succeed in the market. This naturally includes a review of the GSM organization approach. I will provide more information as it is available and I am permitted to share.

It is critical to note that until the close of the transaction (not expected until the end of 2017), it will be business as usual, and we all must continue to be focused on our stated commitments and strive to surpass the expectations of our customers. A letter regarding the acquisition is being electronically sent today to all customers via a centralized process. In the meantime, please go to the acquisition hub portal for current customer talking points and FAQs, as well as the customer letter.

I will be hosting two all-hands GSM calls later today (3 PM CET & 6 PM CET) to discuss this major announcement and answer questions as I am able and permitted by law. Please look for another email soon with dial in information if you wish to join one of the calls.

Thank you for all of your incredible dedication and hard work. This is a terrific next step for the company that would not have been possible without your commitment to continued success. I am counting on you to continue that drive as we collectively move to take this next step for our company and our future.

Best,

Steve Owen

EVP GSM

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS COMMUNICATION CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO THE TENDER OFFER AND RELATED TRANSACTIONS, INCLUDING THE TIMING OF THE COMPLETION OF THE TRANSACTION AND THE EXPECTED BENEFITS OF THE PROPOSED TRANSACTION. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE ONLY TO HISTORICAL OR CURRENT FACTS. FORWARD-LOOKING STATEMENTS OFTEN USE WORDS SUCH AS “ANTICIPATE”, “TARGET”, “EXPECT”, “ESTIMATE”, “INTEND”, “PLAN”, “GOAL”, “BELIEVE”, “HOPE”, “AIM”, “CONTINUE”, “WILL”, “MAY”, “WOULD”, “COULD” OR “SHOULD” OR OTHER WORDS OF SIMILAR MEANING OR THE NEGATIVE THEREOF. THERE ARE SEVERAL FACTORS WHICH COULD CAUSE ACTUAL PLANS AND RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE EFFECT OF THE ANNOUNCEMENT OF THE TENDER OFFER AND RELATED TRANSACTIONS ON THE COMPANY’S BUSINESS RELATIONSHIPS (INCLUDING, WITHOUT LIMITATION, PARTNERS AND CUSTOMERS), OPERATING RESULTS AND BUSINESS GENERALLY; THE OCCURRENCE OF ANY EVENT, CHANGE OR OTHER CIRCUMSTANCES THAT COULD GIVE RISE TO THE TERMINATION OF THE PURCHASE AGREEMENT, AND THE RISK THAT THE PURCHASE AGREEMENT MAY BE TERMINATED IN CIRCUMSTANCES THAT REQUIRE THE COMPANY TO PAY TERMINATION COMPENSATION; THE OUTCOME OF ANY LEGAL PROCEEDINGS THAT MAY BE INSTITUTED AGAINST THE COMPANY RELATED TO THE PURCHASE AGREEMENT; UNCERTAINTIES AS TO THE NUMBER OF SHAREHOLDERS OF THE COMPANY WHO MAY TENDER THEIR SHARES IN THE TENDER OFFER; THE FAILURE TO SATISFY OTHER CONDITIONS TO COMPLETION OF THE TRANSACTION, INCLUDING THE RECEIPT OF ALL REGULATORY APPROVALS RELATED TO THE TRANSACTION (AND ANY CONDITIONS, LIMITATIONS OR RESTRICTIONS PLACED ON THESE APPROVALS); RISKS THAT THE TENDER OFFER AND RELATED TRANSACTIONS DISRUPT CURRENT PLANS AND OPERATIONS AND THE POTENTIAL DIFFICULTIES IN EMPLOYEE RETENTION AS A RESULT OF THE PROPOSED TRANSACTIONS; THE EFFECTS OF LOCAL AND NATIONAL ECONOMIC, CREDIT AND CAPITAL MARKET CONDITIONS ON THE ECONOMY IN GENERAL, AND OTHER RISKS AND UNCERTAINTIES; AND THOSE RISKS AND UNCERTAINTIES DISCUSSED FROM TIME TO TIME IN OUR OTHER REPORTS AND OTHER PUBLIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”).

THESE FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS AND ASSESSMENTS MADE BY THE COMPANY IN LIGHT OF ITS EXPERIENCE AND PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, BUSINESS STRATEGIES, OPERATING ENVIRONMENT, FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES APPROPRIATE. BY THEIR NATURE, FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES BECAUSE THEY RELATE TO EVENTS AND DEPEND ON CIRCUMSTANCES THAT WILL OCCUR IN THE FUTURE. THE FACTORS DESCRIBED IN THE CONTEXT OF SUCH FORWARD-LOOKING STATEMENTS IN THIS ANNOUNCEMENT COULD CAUSE THE COMPANY’S PLANS, ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS, INDUSTRY RESULTS AND DEVELOPMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH IT IS BELIEVED THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, NO ASSURANCE CAN BE GIVEN THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT AND PERSONS READING THIS ANNOUNCEMENT ARE THEREFORE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS WHICH SPEAK ONLY AS AT THE DATE OF THIS ANNOUNCEMENT. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT (WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE), EXCEPT AS REQUIRED BY APPLICABLE LAW.

ADDITIONAL INFORMATION CONCERNING THESE AND OTHER FACTORS THAT MAY IMPACT OUR EXPECTATIONS AND PROJECTIONS CAN BE FOUND IN THE COMPANY’S ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 AND IN ITS REPORTS ON FORM 6-K. OUR SEC FILINGS ARE AVAILABLE PUBLICLY ON THE SEC’S WEBSITE AT WWW.SEC.GOV, ON OUR WEBSITE AT WWW.NXP.COM/INVESTOR.

IMPORTANT INFORMATION FOR INVESTORS AND SECURITY HOLDERS

THE TENDER OFFER FOR THE OUTSTANDING COMMON SHARES OF NXP SEMICONDUCTORS N.V. (THE “COMPANY”) HAS NOT YET COMMENCED. THIS COMMUNICATION IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. THE SOLICITATION AND THE OFFER TO BUY COMMON SHARES OF THE COMPANY WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. INTEND TO FILE WITH THE SEC. IF THE TENDER OFFER IS COMMENCED, QUALCOMM INCORPORATED AND QUALCOMM NXP HOLDINGS B.V. WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE SEC, AND THEREAFTER THE COMPANY WILL FILE A

SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE TENDER OFFER. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WHEN THEY BECOME AVAILABLE, AS WELL AS OTHER DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. THESE MATERIALS (WHEN AVAILABLE) WILL BE SENT FREE OF CHARGE TO COMPANY SHAREHOLDERS AND MAY ALSO BE OBTAINED FROM THE COMPANY WEBSITE, HTTP://WWW.NXP.COM/INVESTOR. IN ADDITION, ALL OF THESE MATERIALS (AND ALL OTHER DOCUMENTS FILED WITH THE SEC) WILL BE AVAILABLE AT NO CHARGE FROM THE SEC THROUGH ITS WEBSITE AT WWW.SEC.GOV.